     As filed with the Securities and Exchange Commission on January 10, 2000
                                                      Registration No. 333-48993


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 LEUKOSITE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE
     (State or Other Jurisdiction of                     04-3173859
      Incorporation or Organization         (I.R.S. Employer Identification No.)

                 75 SIDNEY STREET, CAMBRIDGE MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)

                LEUKOSITE, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 JOHN MARAGANORE
                                    PRESIDENT
                                 LEUKOSITE, INC.
                                75 SIDNEY STREET
                               CAMBRIDGE, MA 02139
                     (Name and Address of Agent For Service)

                                 (617) 679-7000
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             David E. Redlick, Esq.
                             Jeffrey A. Stein, Esq.
                               Hale and Dorr, LLP
                                 60 State Street
                                Boston, MA 02109

                         DEREGISTRATION OF COMMON STOCK

         On March 31, 1998, LeukoSite, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-48993 (the "Registration Statement"), for the sale of 150,000 shares of common stock, par value $0.01 per share of the Company (the "Shares") under the Company's 1997 Employee Stock Purchase Plan (the "Plan"). On December 22, 1999, the stockholders of the Company approved and adopted an Agreement and Plan of Merger, dated as of October 14, 1999, by and among the Company, Millennium Pharmaceuticals, Inc. and ANM, Inc., a wholly-owned subsidiary of Millennium. Pursuant to the merger agreement, Millennium assumed the obligations of the Company under the Plan and the Plan was terminated. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of common stock formerly issuable under the plan, constituting 108,670 shares.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 10th day of January, 2000.

                                            LEUKOSITE, INC.

                                            By:  /s/ John Maraganore
                                               ------------------------------
                                                     John Maraganore
                                                     President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


 Signature                          Title                                     Date
 ---------                          -----                                     ----

 /s/ John Maraganore                Chairman of the Board and President      January 10, 2000
------------------------
John Maraganore                     (Principal Executive Officer)

 /s/ Kevin P. Starr                 Director (Principal Financial and        January 10, 2000
------------------------
Kevin P. Starr                      Accounting Officer)

 /s/ Mark J. Levin                  Director                                 January 10, 2000
------------------------
Mark J. Levin




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